EXHIBIT 10.12


                          INVESTOR RELATIONS AGREEMENT

This  Agreement  made as of the  15th day of  September,  1999  (the  "Effective
Date").

BETWEEN:

             ABLEAUCTIONS.COM, INC., a company incorporated under the laws of Florida having a business office at 1963 Lougheed Highway, Coquitlam, British Columbia, V3K 3T8

             (the "Company")

AND:

             NORTH STAR COMMUNICATIONS INC., a company incorporated under the laws of British Columbia, having its registered and records office at 2500 - 1177 W. Hastings Street, Vancouver,
             British Columbia, V6E 2K3

             (the "Contractor")

WHEREAS:

A. The common stock of the Company is currently quoted on the National Association of Securities Dealers' Over-the-Counter Bulletin Board in the United States;

B. The Company wishes to retain the Contractor to assist with its investor relations and the Contractor has agreed to assist with the investor relations of the Company in accordance with the terms of this agreement (the "Agreement");

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   Appointment and Authority of the Contractor

1.1  Appointment of the Contractor

The Company appoints the Contractor to perform the services for the benefit of the Company hereinafter set forth, and the Company authorizes the Contractor to exercise the powers provided under this Agreement. The Contractor accepts this appointment on the terms and conditions herein set forth.

1.2  Independent Contractor

In performing the services hereunder, the Contractor shall be:

     (a) an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement; and



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     (b)  responsible  for the management of its employees and without  limiting the generality of the foregoing, shall be responsible for payment to the proper authorities of all unemployment insurance premiums, Canada Pension Plan contributions, Worker's Compensation premiums, and all other employment expenses for all of the Contractor's employees, and the Contractor shall be responsible for deduction and remittance of all income tax due from itself and its employees.

Nothing in this Agreement shall be deemed to require the Contractor to provide its services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor shall not be entitled to the fringe benefits provided by the Company to its employees

2.   Duties of the Contractor

2.1  General

The Contractor shall:

     (a) assist with the investor relations of the Company pursuant to the terms and conditions of this Agreement;

     (b) implement or cause to be implemented decisions of the Company at the instruction of the Company;

     (c) at all times, be subject to the direction of the Company and shall keep the Company informed as to all matters concerning the activities of the Contractor;

     (d) meet the performance standards that may be reasonably prescribed by the Company from time to time; and

     (e) subject always to the general or specific instructions and directions of the President or the board of directors (the "Directors") of the Company, have full power and authority to provide investor relations services on behalf of the Company except in respect of such matters and duties as by law must be transacted or performed by the Directors or senior officers of the Company.

2.2  The Contractor's Activities

The Contractor shall:

     (a) conform to all lawful instructions and directions from time to time given to it by the officers and Directors of the Company;

     (b) devote sufficient time and attention to the business and affairs of the Company to fully and properly carry out the services contemplated by this Agreement;

     (c) assist with co-ordinating and disseminating news and information of the Company to the public and to the shareholders of the Company;



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

     (d) initiate and maintain contact with brokers and brokerage houses to provide them with the news of the Company;

     (e) arrange for the attendance or representation of the Company at conferences of analysts;

     (f) subject to the control and direction of the Company, prepare corporate and product related materials for distribution to brokers, analysts, and investment advisers, and distribute same to brokers, analysts, and investment advisors;

     (g) do all such acts and things as may be required to foster a positive reputation of the Company and its securities in the market place;

     (h) notify the Company of any major inquiry, complaint, or request made by the general public or any regulatory authority and deliver to the Company copies of any supporting papers received in connection with such inquiry, complaint, and request;

     (i) perform any other services or functions reasonably required by the Company and within the general scope of the Contractor's duties as set forth in this Agreement and otherwise operate and manage the promotional activities of the Company in accordance with and as limited by this Agreement;

     (j) perform all other functions relating to promotional activities of the Company as may be customary and usual for the exclusive expert promotion of a company of the size and nature of the Company, in accordance and as limited by this Agreement;

     (k) well and faithfully serve the Company and use its best efforts to promote the interests of the Company; and

     (l) refrain from acting in any manner contrary to the best interests of the Company or contrary to its duties.

2.3  Dissemination of Information

The Contractor:

     (a) shall not disseminate or spread false or misleading information relating to the Company to any person;

     (b) shall disseminate any news and information which is specifically authorized in writing by the Company; and

     (c) will be relying upon information received from the Company, and will so disclose this fact in all communications.

No act or omission by the Company  shall act to waive the  requirements  of this
Section 2.3.



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2.4  Approval of President Required

The Contractor may not disseminate or distribute to the media, members of the public, shareholders of the Company, prospective investors, members of the investment or brokerage community, securities regulators, or any other third party any of the Work Product (as defined in Section 5.1) or any other written or printed information about the Company or its business, without the Company's President first reviewing and approving the Work Product or other information prior to dissemination or distribution.

2.5  Authority of the Contractor

The Company hereby authorizes the Contractor, subject to the other provisions of this Agreement, to do all acts and things as the Contractor may in its discretion deem necessary or desirable to enable the Contractor to carry out its duties.

2.6  Limitations and Restrictions

The Contractor shall not be entitled to enter into any commitment, contractual or other, binding upon, or pledge the credit of, the Company without the express prior written consent of the President or the Directors.

2.7  Impossibility of Performance

If the performance of any duty of the Contractor set forth in this Agreement is beyond the reasonable control of the Contractor, the Contractor shall nonetheless be obliged to use its best efforts to perform such duty and to notify the Company that the performance of such duty is beyond its reasonable control.

2.8  Compliance with Laws

The Contractor agrees that it will perform the services under this Agreement in accordance with all applicable laws including, but not limited to, the Securities Act of 1933 and the Securities and Exchange Act of 1934, the rules and regulations thereunder and the rules and policies of the Securities and Exchange Commission, and the rules and policies of the NASD Stock Quotation Service, as applicable.

2.9  Indemnity

The Contractor agrees to indemnify and save the Company harmless with respect to any claim, suit, proceeding, or judgment, whether regulatory in nature or brought in a court of competent jurisdiction arising from any breach of this Agreement by the Contractor.

2.10 Other Activities

During the term of this Agreement, the Contractor shall not provide services to any person, firm, or corporation or become involved in any activity, directly or indirectly, with any person, firm, or corporation which does or could prevent or hinder the Contractor from fulfilling its duties and obligations hereunder.

The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement or in any function similar to that contemplated under this Agreement or in any other capacity for any other person, firm, or company; provided such action shall not conflict with the Contractor's duty to the Company and shall not prevent the Contractor from fulfilling its obligations under this Agreement.



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2.11 Fiduciary Obligations

Without limiting the generality of the foregoing, during the term of this Agreement, the Contractor shall not act in any manner contrary to the terms of this Agreement, or contrary to the best interests of the Company.

3.   Company's Agreements

3.1  Compensation of the Contractor

As compensation for the services rendered by the Contractor pursuant to this Agreement, the Company agrees to pay to the Contractor a fee of Forty Thousand (US$40,000) United States Dollars per month payable for each calendar month with the first month's fee due and payable upon execution of this Agreement. Thereafter, the monthly fee of US$40,000 is payable in advance of the month in which services are to be rendered.

3.2  The Contractor's Expenses

The Company further agrees to pay the Contractor the sum of One Hundred and Sixty Thousand (US$160,000) United States Dollars upon execution of this Agreement. It is agreed that this payment represents an advance towards expenses to be incurred pursuant to the investor relations program including reasonable disbursements and GST thereon, which will include travel and accommodation expenses, printing and mailing costs, long-distance charges, outside services, and all other out of pocket expenses reasonably incurred by the Contractor in the performance of its obligations pursuant to this Agreement; provided that the Contractor will not incur any single expenditure in excess of US$10,000 without obtaining the prior written consent of the Company. The Contractor agrees to provide the Company with support documentation for the disbursements and expenses incurred where procurable. A monthly accounting will be provided of the expenses incurred and paid from the advance. Any amount of the advance not utilized is fully refundable net of any un-reimbursed costs at the termination of this Agreement.

3.3  Access to Company Information

The Company shall make available to the Contractor such information and data and shall permit the Contractor to have access to such documents or premises as are reasonably necessary to enable it to perform the services provided for under this Agreement.

3.4  Indemnity

The Company will indemnify and save harmless the Contractor against any liability to the Contractor resulting from any material misstatements, misrepresentations, or omissions in information provided by the Company to the Contractor and utilized by the Contractor in the performance of its services hereunder.



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4.   Duration of Service

4.1  Effective Date

This Agreement shall become effective as of the 15th day of September, 1999, and shall remain in force, subject to earlier termination as provided herein, for a term of six months ending March 15, 2000.

4.2  Termination

This Agreement may be terminated by:

     (a) the Company, at any time, by giving the Contractor written notice of such termination at least 30 days prior to the termination date set forth in that notice;

     (b) the Contractor, at any time, by giving the Company written notice of such termination at least 30 days prior to the termination date set forth in that notice;

     (c) the Company without prior notice upon the occurrence of any default by the Contractor, by the Company giving written notice to the Contractor specifying the nature of such default. For the purposes of this Agreement, a default by the Contractor shall be defined as the occurrence of any one or more of the following:

          (i) the Contractor fails to perform any of its services in the manner or within the time required herein or commits or permits a breach of or default of any of its duties, liabilities, or obligations hereunder and fails to fully cure or remedy such failure, breach, or default 10 days after the Company delivers written demand for substantial performance to the Contractor, which specifically identifies the manner in which the Contractor has not performed the services hereunder or the nature of the breach or default; or

          (ii) the Company, acting reasonably, determines that the Contractor or any of its shareholders, directors, officers, employees, or consultants (collectively, the "Contractor's Associates") is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information relating to the Company;

          (iii) the Contractor or any of the Contractor's Associates commits fraud or dishonesty or misconduct while in the performance of the services hereunder; or

          (iv) the Contractor becomes bankrupt or makes an arrangement or composition with its creditors; or

     (d) the Contractor, acting reasonably, immediately upon the failure of the Company to pay the fee as provided for in Section 3.1 above.

On termination of the Contractor's services for any reason, the Contractor will deliver to the Company all documents pertaining to the Company or its business, including without limitation all correspondence, reports, contracts, data bases related to the Company, and anything included in the definition of "Work Product" set out in Section 5.1 below.



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4.3  Automatic Termination

If during the term of this Agreement the shares of the Company cease to be quoted, are cease traded, or halted by regulatory authorities for a period of more than 30 days, this Agreement will automatically terminate without liability to either party, subject to the option of the Company to continue this Agreement. Notwithstanding the foregoing, if the Contractor or any of the Contractor's Associates directly or indirectly commits an act or omission, voluntarily or involuntarily, that causes, directly or indirectly, the Company's shares to be cease quoted, cease traded, or halted, then the Contractor will be liable, under Section 2.9 hereof, for any damages, liabilities, costs, or expenses suffered by the Company by reason of that act or omission.

4.4  Compensation of the Contractor on Termination

Upon termination of this Agreement, the Contractor shall be entitled to receive, as its full and sole compensation in discharge of the Company's obligations to the Contractor under this Agreement, all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments. The Company may offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs, or expenses suffered by the Company by reason of the fraud, negligence, or wilful act of the Contractor.

4.5  Renewal of Agreement

The Company may renew this Agreement for a further six month term by providing the Contractor with written notice of its intention to do so at least 30 days prior to the expiration of the current term, but the Company shall be under no obligation to renew this Agreement.

5.   Confidentiality

5.1  Ownership of Work Product

All reports, documents, concepts, products, and processes, together with any marketing schemes, business and sales contracts, and any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor in the performance of its obligations hereunder (collectively, the "Work Product") shall belong exclusively to the Company, which shall be entitled, exclusively, to all right, interest, profits, or benefits in respect thereof. No copies, summaries, or other reproductions of any Work Product shall be made by the Contractor without the express permission in writing of the Company.

5.2  Confidentiality

Except as authorized or required by its duties, the Contractor shall not reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings, or any information concerning the organization, business, finances, transactions, or other affairs of the Company of which it becomes aware during the term of this Agreement. The Contractor shall keep secret all confidential information entrusted to it and shall not use or attempt to use this information in any manner which might injure or cause loss, either directly or indirectly, to the Company's business. This restriction shall continue to apply after the termination of this Agreement but shall cease to apply to information which may come into the public domain, other than as a result of disclosure by the Contractor.



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The  Contractor  shall comply with such  directions as the Company shall make to ensure the safeguarding or confidentiality of all such information.

6.   Miscellaneous

6.1  Severability

Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court or competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

6.2  Waiver and Consents

No consent, approval, or waiver, express or implied, by either party hereto, to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party. The failure of a party to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of the breach or default of the other and shall not be construed to waive or limit the need for such consent or approval in any other instance.

6.3  Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the Province of British Columbia and, to the extent that the laws of Florida govern the Company, by the laws of Florida.

6.4  Successors, Etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs and successors.

6.5  Assignment

This Agreement may not be assigned by any other party.

6.6  Entire Agreement and Modifications

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the parties.

6.7  Notices

All notices, requests, and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or 48 hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:



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          To the Company:

          Ableauctions.com, Inc.
          1963 Lougheed Highway
          Coquitlam, B.C.  V3K 3T8

          Attention:  Abdul Ladha
          -----------------------

          To the Contractor:

          North Star Communications Inc.
          2500 - 1177 W. Hastings Street
          Vancouver, B.C.  V6E 2K3

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8  Time of the Essence

Time is of the essence.

6.9  Further Assurances

From time to time after the execution of this Agreement, the parties will make, do, execute, or cause or permit to be made, done, or executed all additional lawful acts, deeds, things, devices, and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10 Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

6.11 Survival of Indemnities

The indemnities given under this Agreement will survive the termination of this Agreement.


IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

ABLEAUCTIONS.COM, INC.
Per:

/s/ Abdul Ladha
----------------------------
Authorized Signatory



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

NORTH STAR COMMUNICATIONS INC.
Per:

/s/ Mitch Adam
----------------------------
Authorized Signatory